FOR IMMEDIATE RELEASE
January 26, 2000

                              CONTACT:   Douglas J. Iverson, Vice Chairman & CEO
                                         (616) 393-7002
                                         Jon W. Swets, SVP & CFO
                                         (616) 224-2841



                     OTTAWA FINANCIAL CORPORATION ANNOUNCES
                     DATE OF ANNUAL MEETING OF SHAREHOLDERS


HOLLAND, MICHIGAN, January 26, 2000 - Ottawa Financial Corporation announced today that its Annual Meeting of Shareholders for the year ended December 31, 1999, will be held on April 25, 2000, at 10:00 a.m. The meeting will be held at the Holiday Inn and Conference Center located at 650 East 24th Street, Holland, Michigan. At the meeting, shareholders of record on March 14, 2000, will be asked to consider and vote upon the election of three directors and to ratify the appointment of the Company's independent auditors, as well as such other matters as may properly come before the meetings, or any adjournments thereof.

Ottawa Financial Corporation had $1.02 billion in assets and $77.8 million in stockholders' equity as of December 31, 1999. The Corporation's stock is traded on the Nasdaq National Market under the symbol "OFCP."